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                                                                 Exhibit 10.10.8



                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("AGREEMENT") dated as of January 18, 2002 between Arch Capital Group Ltd., a Bermuda corporation (the "COMPANY"), and John D. Vollaro (the "EXECUTIVE").

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:

         "BASE SALARY" has the meaning set forth in Section 4.01.

         "CAUSE" means (a) theft or embezzlement by the Executive with respect to the Company or its Subsidiaries; (b) malfeasance or gross negligence in the performance of the Executive's duties; (c) the Executive's conviction of any felony or any misdemeanor involving moral turpitude; (d) willful or prolonged absence from work by the Executive (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Executive to perform his duties and responsibilities; (e) continued and habitual use of alcohol by the Executive to an extent which materially impairs the Executive's performance of his duties; (f) the Executive's use of illegal drugs; (g) the Executive's failure to use his best efforts to obtain, maintain or renew the work permit described in Section 3.02 below; or (h) the material breach by the Executive of any of the provisions contained in this Agreement, including, without limitation, Section 11.01. Cause shall not exist with respect to items
(b), (d), (e), (f), (g) or (h) (other than, in the case of item (h), a breach of Section 11.01) unless and until Executive has been given written notice specifying in detail the circumstances giving rise to the alleged cause, and the Executive shall have failed, within twenty (20) days after such notice, to remedy (or, if such alleged cause cannot be remedied within twenty (20) days, diligently commenced to remedy) the alleged cause.

         "CONFIDENTIAL INFORMATION" means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Subsidiaries in connection with their business. It shall not include information (a) required to be disclosed by court or administrative order or called for in a subpoena or discovery request regular on its face, (b) lawfully obtainable from other sources or which is in the public domain through no fault of the Executive; or (c) the disclosure of which is consented to in writing by the Company.

         "DATE OF TERMINATION" has the meaning set forth in Section 5.06.

         "EMPLOYMENT PERIOD" has the meaning set forth in Section 2.01.
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         "GOOD REASON" means, without the Executive's written consent, (a)
change in his title or the material diminution of any material duties or responsibilities of the Executive; (b) a material reduction in the Executive's Base Salary or bonus opportunity; or (c) any material breach by the Company of the provisions contained in this Agreement. Good Reason shall not exist with respect to items (a), (b) or (c) unless and until the Company has been given written notice specifying in detail the circumstances giving rise to the alleged reason, and the Company shall have failed, within twenty (20) days after such notice, to remedy (or, if such alleged reason cannot be remedied within twenty
(20) days, diligently commenced to remedy) the alleged reason.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 7.01.

         "NOTICE OF TERMINATION" has the meaning set forth in Section 5.05.

         "NONCOMPETITION PERIOD" has the meaning set forth in Section 9.01.

         "NONSOLICITATION PERIOD" has the meaning set forth in Section 9.02.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PERMANENT DISABILITY" means those circumstances where the Executive is unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned in accordance with the provisions of this Agreement for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

         "REIMBURSABLE EXPENSES" has the meaning set forth in Section 4.04.

         "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to

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have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

                                    ARTICLE 2

                                   EMPLOYMENT

         SECTION 2.01. EMPLOYMENT. The Company shall employ the Executive, and the Executive shall accept employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 5.01 (the "EMPLOYMENT PERIOD").

                                    ARTICLE 3

                               POSITION AND DUTIES

         SECTION 3.01. POSITION AND DUTIES. Effective on the date hereof, the Executive shall serve as Executive Vice President and Chief Financial Officer of the Company and shall have such responsibilities, powers and duties as may from time to time be prescribed by the Board of Directors of the Company; PROVIDED that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies or as may be reasonably required by the conduct of the business of the Company. During the Employment Period the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its Subsidiaries. The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or for-profit organization not related to the business of the Company or its Subsidiaries, whether for compensation or otherwise, without prior written consent of the Company.

         SECTION 3.02. WORK PERMITS. The Executive shall use his best efforts to obtain, maintain and renew a suitable (for the purposes of the Executive's contemplated employment by the Company) work permit by the Bermuda government authorities and any other permits required by any Bermuda government authority. The Company shall be responsible for permit fees, and all other expenses, including legal expenses, in connection with obtaining and maintaining such work permit.

         SECTION 3.03. WORK LOCATION. While employed by the Company hereunder, the Executive shall perform his duties (when not traveling or engaged elsewhere in the performance of his duties) at the offices of the Company in Bermuda. The Executive shall travel to such places on the business of the Company in such manner and on such occasions as the Company may from time to time reasonably require.
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         SECTION 3.04. RELOCATION. The Company shall reimburse the Executive for all reasonable expenses incurred by him (i) in relocating his household items to Bermuda; (ii) in establishing his residence in Bermuda, including costs of temporary housing, leasing or brokerage fees and commissions, and transportation from the United States and within Bermuda; and (iii) upon the termination of Executive's employment for any reason, for the cost of relocating all of his household items to the United States, and airfare for Executive and his family to return to the United States, in each case, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                                    ARTICLE 4

                            BASE SALARY AND BENEFITS

         SECTION 4.01. BASE SALARY. During the Employment Period, the Executive's base salary will be $400,000 per annum (the "BASE SALARY"). The Base Salary will be payable bi-monthly on the 15th and last working day of each month in arrears. Annually during the Employment Period, the Board of Directors of the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Board of Directors of the Company, in its discretion, the Executive's Base Salary may be increased. Normal hours of employment are 8:30 a.m. to 5:00 p.m., Monday to Friday. The Executive's salary has been computed to reflect that his regular duties are likely, from time to time, to require more than the normal hours per week and the Executive shall not be entitled to receive any additional remuneration for work outside normal hours.

         SECTION 4.02. BONUSES. In addition to the Base Salary, the Executive shall be eligible to participate in an annual bonus plan on terms set forth from time to time by the Board of Directors of the Company; PROVIDED, HOWEVER, that the Executive's target annual bonus will be 100% of his Base Salary.

         SECTION 4.03. BENEFITS. In addition to the Base Salary, and any bonuses payable to the Executive pursuant to this Agreement, the Executive shall be entitled to the following benefits during the Employment Period:

                  (a) such major medical, life insurance and disability insurance coverage as is, or may during the Employment Period, be provided generally for other senior executive officers of the Company as set forth from time to time in the applicable plan documents;

                  (b) in addition to the usual public holidays and eight (8)
         paid days off for sick leave, a maximum of four (4) weeks of paid vacation annually during the term of the Employment Period (Section 11 of the Bermuda Employment Act 2000 shall otherwise not apply to the Executive's employment hereunder);
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                  (c) benefits under any plan or arrangement available generally for the senior executive officers of the Company, subject to and consistent with the terms and conditions and overall administration of such plans as set forth from time to time in the applicable plan documents;

                  (d) the cost of preparation of annual tax returns and associated tax planning (up to a maximum of $7,500 annually), and an amount equal to the excess, if any, of the amount of income and employment taxes payable by Executive to Bermuda, Connecticut and any other governmental taxing authority over the amount that would have been payable by Executive had he resided in Connecticut for the entire calendar year; and

                  (e) other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda.

         SECTION 4.04. EXPENSES. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, ("REIMBURSABLE EXPENSES"), subject to the Company's requirements with respect to reporting and documentation of expenses.

         SECTION 4.05. STOCK OPTIONS AND RESTRICTED STOCK. On the date hereof, the Company shall grant to the Executive an option to acquire 85,000 shares of the Company's common stock at an exercise price equal to the closing market price on the date hereof. The other terms of the stock option shall be as set forth in the form of Stock Option Agreement attached hereto as EXHIBIT A. On the date hereof, the Company shall also grant to the Executive 50,000 shares of restricted common stock of the Company on the terms set forth in the form of Restricted Stock Agreement attached hereto as EXHIBIT B. The stock option and restricted stock awards provided for this Section 4.05 are made as an inducement essential to the Executive's entering into the Agreement.

                                    ARTICLE 5

                              TERM AND TERMINATION

         SECTION 5.01. TERM. The Employment Period will terminate on the third anniversary of the date hereof; PROVIDED THAT (a) the Employment Period shall terminate prior to such date upon the Executive's death or Permanent Disability,
(b) the Employment Period may be terminated by the Company for any reason prior to such date, and (c) the Employment Period may be terminated by the Executive at any time prior to such date, if such termination shall be for Good Reason. In addition, this Agreement will be automatically extended on the same terms and conditions for successive one year periods following the original three (3) year term until either the Company or the Executive, at least sixty (60) days prior to the expiration of the

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original term or any extended term, shall give written notice of their intention not to renew the Agreement.

         SECTION 5.02. UNJUSTIFIED TERMINATION. Except as otherwise provided in
Section 5.03, if the Employment Period shall be terminated prior to the expiration of the third anniversary of the date hereof (or the end of the Employment Period as extended pursuant to Section 5.01) by the Executive for Good Reason or by the Company not for Cause (collectively, an "UNJUSTIFIED TERMINATION"), the Executive shall be paid solely (except as provided in Section
5.04 below) an amount equal to the greater of (i) eighteen (18) months of the Base Salary and (ii) the total remaining Base Salary for the Employment Period which would have been paid to the Executive under this Agreement if the Employment Period had not been terminated by the Executive for Good Reason or by the Company not for Cause, provided the Executive shall be entitled to such payments only if the Executive has not breached and does not breach the provisions of Sections 6.01, 7.01, 8.01, 9.01 or 9.02 and the Executive has entered into and not revoked a general release of claims reasonably satisfactory to the Company. Such amounts will be payable in equal monthly installments commencing on the first month anniversary of the Date of Termination. In addition, promptly following an Unjustified Termination, the Executive shall also be reimbursed all Reimbursable Expenses incurred by the Executive prior to such Unjustified Termination.

         SECTION 5.03. JUSTIFIED TERMINATION. If the Employment Period shall be terminated prior to the expiration of the third anniversary of the date hereof (or the end of the Employment Period as extended pursuant to Section 5.01) (a) for Cause, (b) as a result of the Executive's resignation or leaving of his employment, other than for Good Reason, (c) as a result of the death or Permanent Disability of the Executive, or (d) as a result of the Company's or the Executive's provision of written notice not to extend the Employment Period under Section 5.01 (collectively, a "JUSTIFIED TERMINATION"), the Executive shall be entitled to receive solely (except as provided in the next sentence and in Section 5.04 below) his Base Salary through the Date of Termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such Justified Termination. If the termination is by reason of the death or Permanent Disability of the Executive, the Executive also shall be entitled to receive his annual bonus prorated through the Date of Termination (offset by any proceeds received from any insurance coverages provided by the Company or any of its affiliates). For such purposes, the annual bonus shall not be less than the average annual bonus received for the preceding three years (if Executive has not yet received bonuses for three years, he shall receive a prorated portion of the average of the bonuses received, if any, but not less than a prorated portion of 90% of his Base Salary).

         SECTION 5.04. BENEFITS. Except as otherwise required by mandatory provisions of law, all of the Executive's rights to fringe and other benefits under this Agreement or otherwise, if any, accruing after the termination of the Employment Period as a result of a Justified Termination will cease upon such Justified Termination. Notwithstanding the foregoing, if such Justified Termination is a result of a Permanent Disability or if the Employment Period is terminated as a result of an Unjustified Termination, the Executive shall continue to receive

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his major medical insurance coverage benefits from the Company's plan in effect at the time of such termination for a period of twelve (12) months after the Date of Termination.

         SECTION 5.05. NOTICE OF TERMINATION. Any termination by the Company for Permanent Disability or Cause or without Cause or by the Executive for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

         SECTION 5.06. DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (a) if the Employment Period is terminated as a result of a Permanent Disability, five (5) days after a Notice of Termination is given, (b) if the Employment Period is terminated for Good Reason, the date specified in the Notice of Termination, and (c) if the Employment Period is terminated for any other reason (including for Cause), the date designated by the Company in the Notice of Termination.

                                    ARTICLE 6

                            CONFIDENTIAL INFORMATION

         SECTION 6.01. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. The Executive will not disclose or use at any time during or after the Employment Period any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive pursuant to this Agreement. Under all circumstances and at all times, the Executive will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft.

                                    ARTICLE 7

                              INTELLECTUAL PROPERTY

         SECTION 7.01. OWNERSHIP OF INTELLECTUAL PROPERTY. In the event that the Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company as now or hereinafter conducted (collectively, "INTELLECTUAL PROPERTY"), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right title and interest in and to such Intellectual Property to the Company. Any copyrightable

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work prepared in whole or in part by the Executive during the Employment Period will be deemed "a work made for hire" under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright therein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment hereunder).

                                    ARTICLE 8

              DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT

         SECTION 8.01. DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT. As requested by the Company, from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive's possession or within his control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

                                    ARTICLE 9

                       NONCOMPETITION AND NONSOLICITATION

         SECTION 9.01. NONCOMPETITION. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other Confidential Information concerning the Company, its Subsidiaries and their respective predecessors, and that his services will be of special, unique and extraordinary value to the Company. In addition, the Executive hereby agrees that at any time during the Employment Period, and for a period ending two (2) years after the termination of the Executive's employment if such termination is for Cause or as a result of the Executive's resignation or leaving employment not for Good Reason (the "NONCOMPETITION PERIOD"), he will not directly or indirectly own, manage, control, participate in, consult with, render services for or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process or being planned as of the date of termination, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Notwithstanding the foregoing, if such termination is by the Company without Cause or by the Executive for Good Reason, the Noncompetition Period shall extend for the period during which severance is paid under Section 5.02. If such termination is due to the Company or the Executive giving written notice pursuant to Section 5.01 of their intention not

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to extend the Employment Period, the Noncompetition Period shall be for a period of up to twenty four (24) months following the date of termination if the Company elects in writing to pay the Executive the sum of Base Salary and target annual bonus set forth in Section 4.02 for such period, such amount to be payable in monthly installments over such period. It shall not be considered a violation of this Section 9.01 for the Executive to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

         SECTION 9.02. NONSOLICITATION. The Executive hereby agrees that (a) during the Employment Period and for a period of two (2) years after the termination of Executive's employment (the "NONSOLICITATION PERIOD") the Executive will not, directly or indirectly through another entity, induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof or otherwise employ or receive the services of any individual who was an employee of the Company or its Subsidiaries at any time during such Nonsolicitation Period or within the six-month period prior thereto and (b) during the Nonsolicitation Period, the Executive will not induce or attempt to induce any customer, supplier, client, insured, reinsured, reinsurer, broker, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries.

         SECTION 9.03. ENFORCEMENT. If, at the enforcement of Sections 9.01 or 9.02, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum duration, scope and area permitted by law.

                                   ARTICLE 10

                                EQUITABLE RELIEF

         SECTION 10.01. EQUITABLE RELIEF. The Executive acknowledges that (a) the covenants contained herein are reasonable, (b) the Executive's services are unique, and (c) a breach or threatened breach by him of any of his covenants and agreements with the Company contained in Sections 6.01, 7.01, 8.01, 9.01 or 9.02 could cause irreparable harm to the Company for which they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of his covenants and agreements contained in Sections 6.01, 7.01, 8.01, 9.01 or 9.02, the Company shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.
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                                   ARTICLE 11

                                 REPRESENTATIONS

         SECTION 11.01. EXECUTIVE REPRESENTATIONS. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person that affects his right or ability to perform the duties contemplated by this Agreement and (c) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

         SECTION 11.02. COMPANY REPRESENTATIONS. The Company hereby represents and warrants to the Executive that (a) all acts required to be taken to authorize, deliver and perform this Agreement and the obligations of the Company provided for hereunder have been duly taken; and (b) upon the execution and delivery of this Agreement by the Company, this Agreement will be valid and binding obligation of the Company, enforceable in accordance with its terms.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.01. REMEDIES. The Company will have all rights and remedies set forth in this Agreement, all rights and remedies which the Company has been granted at any time under any other agreement or contact and all of the rights which the Company has under any law. The Company will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. There are currently no disciplinary or grievance procedures in place, there is no collective agreement in place, and there is no probationary period.

         SECTION 12.02. CONSENT TO AMENDMENTS. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

         SECTION 12.03. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, PRO-
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VIDED that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company.

         SECTION 12.04. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 12.05. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

         SECTION 12.06. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         SECTION 12.07. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

         If to the Executive:       To the last address delivered to the Company
                                    by the Executive in the manner set forth herein.

         Copies (which shall not constitute notice) of notices to the Executive shall also be sent to:

                                    Shiff & Tisman
                                    280 Madison Avenue
                                    New York, NY  10016

                                    Attention:  Stephen E. Tisman, Esq.

         If to the Company:         Arch Capital Group Ltd.
                                    Executive Offices:
                                    20 Horseneck Lane
                                    Greenwich, CT 06830

                                    Attn: General Counsel
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         Copies (which shall not constitute notice) of notices to the Company shall also be sent to:

                                    Cahill Gordon & Reindel
                                    80 Pine Street
                                    New York, NY  10005

                                    Attn: Immanuel Kohn, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         SECTION 12.08. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         SECTION 12.09. NO THIRD PARTY BENEFICIARY. This Agreement will not confer any rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

         SECTION 12.10. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement shall serve as a written statement of employment for purposes of Section 6 of the Bermuda Employment Act 2000.

         SECTION 12.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "INCLUDING" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

         SECTION 12.12. SURVIVAL. Sections 6.01, 7.01, 8.01 and Articles 9, 10 and 12 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

         SECTION 12.13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF BERMUDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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                                      -13-


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       ARCH CAPITAL GROUP LTD.


                                       By: /s/ Louis T. Petrillo
                                          --------------------------------------
                                       Printed Name: Louis T. Petrillo
                                                    ----------------------------
                                       Title: Senior Vice President,
                                              General Counsel & Secretary
                                             -----------------------------------

                                       /s/ John D. Vollaro
                                       -----------------------------------------
                                       John D. Vollaro